Bridge Loan Instrument

Effective Date: ________January 30, 2013________

Pursuant to this Bridge Loan Instrument (the "**Loan Instrument**") AlphaNorth Asset Management. ______(the "**Lender**") has loaned **Security Devices International Inc.** (the "**Borrower**", or the "Company"), on the Effective Date, the sum of CDN $ __200,000__ (the "**Principal Amount**").

FOR VALUE RECEIVED the Borrower acknowledges itself indebted and promises to pay, on the earlier of a demand for payment by the Lender or ______July 30, 2013__ (the "**Maturity Date**"), to the order of the Lender at ______333 Bay Street, Suite 630, Toronto, Ontario______, or such other address as the Lender may specify from time to time, the Principal Amount, with interest thereon at an annual rate of interest equal to six percent per annum (6%), accrued and calculated daily (the "**Interest Rate**"). Any demand of payment by the Lender shall be in writing, and the Borrower shall have ten (10) days to repay the indebtedness, including all interest accrued. If the Loan Instrument is not paid in full after the ten (10) day period, at the Lender's option, the Lender may convert the Principal Amount and all earned, and accrued interest into common shares of the Company. The conversion rate of the Loan Instrument into common shares shall be calculated as the twenty day moving average of the share price at that time. The Lender shall receive the maximum allowable discount to market for the conversion, if applicable. Interest shall be payable on the Maturity Date, and shall be calculated annually, not in advance, before as well as after maturity, and both before and after default and judgement, on such portion of the Principal Amount as remain from time to time unpaid on the last day of each and every month, in each year, until the Principal Amount and interest thereon are fully paid. Default interest at a rate of six percent per annum (6%) above the Interest Rate shall accrue on any amount that is overdue and not paid in full by the Maturity Date.

At the Lender's option, the Lender may convert the Principal Amount of the Loan Instrument, including all accrued and unpaid interest, into common shares of the Company, on or after the Maturity Date. The conversion rate of the Loan Instrument into common shares shall be calculated as the twenty day moving average of the share price at that time. The Lender shall receive the maximum allowable discount to market for the conversion, if applicable.

Unless a default in a payment of the Principal Amount or interest hereunder has occurred and is continuing, the Borrower shall have the right to prepay, at any time or times after the date of this Loan Instrument, the whole or any part of the Principal Amount and any accrued and unpaid interest thereon from time to time outstanding, without notice, bonus or penalty.

As a top up mechanism, on or before the Maturity Date, the Borrower shall pay the Lender six (6) months of fully accrued interest, equal to CDN$12,000. The top up mechanism in no way will affect the annualized six (6) percent Interest Rate of the Principal Amount due on or before the Maturity Date.

The Lender and the Borrower agree as follows:

1. For purposes hereof, an "Event of Default" shall be deemed to occur upon the occurrence of any of the following:

   (a) if the Borrower fails to pay the Principal Amount when due hereunder;

(b) if the Borrower fails, in any material respect, to perform or comply in any material respect with any covenant, agreement or undertaking contained in any document entered into in connection with this Loan Instrument, which failure is not cured within fifteen (15) days following the Borrower's receipt of written notice of such failure, which notice sets out in reasonable detail the document and provision with which the Lender claims the Borrower has failed to comply;

(c) If any proceedings are commenced by or against the Borrower under the *Companies' Creditors Arrangement Act* (Canada), or if any order is made or resolution is passed for the winding-up of the Borrower, or if a receiving order is made under the *Bankruptcy and Insolvency Act* (Canada) against the Borrower, or an authorized assignment is made by the Borrower, or if a receiver or manager or receiver and manager or agent is appointed by or on behalf of a creditor of the Borrower (whether by court or private appointment), over all or part of the assets of the Borrower, or if a proposal is made by the Borrower to its creditors under the *Bankruptcy and Insolvency Act* (Canada); or

(d) if the Borrower ceases or threatens to cease to carry on business, commits any act of bankruptcy, becomes insolvent, proposes a compromise or arrangement to its creditors, merges or amalgamates with any other person or makes an unauthorized sale in bulk of its assets or transfers or in any way parts with possession of all or a substantial part of the Collateral to any person.

2. The Borrower undertakes to issue the Lender 100,000 warrants with an expiry date of 24 months from the Effective Date. Each warrant will have a strike price of CDN$0.50.

3. Any demand to be made hereunder on, or written notice to be delivered to the Borrower, shall be in writing and delivered in person or transmitted by facsimile transmission to 905-582-9404 338 Church Street, Oakville, Ontario, L6J 1P1, attention Executive Vice President, Allen Ezer. Such demand shall be deemed to have been given and received on the day on which it was delivered or transmitted, with confirmation of transmission or, if any such day is not a business day, on the next following business day; provided, however, that the Borrower may change its address for service by giving notice in writing to the Lender at the address for the Lender stated above or such other address as the Lender may give written notice of to the Borrower.

4. The Borrower and all endorsers of this Loan Instrument do hereby waive notice of non-payment, protest, notice of protest and notice of dishonour of this Loan Instrument, and do hereby consent to all extensions and renewals thereof, without notice, and do hereby agree to pay all costs and expenses (including all legal costs calculated on a solicitor and his own client basis), paid or incurred by the Lender in the collection or enforcement hereof.

5. This Loan Instrument shall extend to and ensure to the benefit of the Lender, and its heirs, executors, administrators, legal personal representatives and assigns, and every reference herein to the Borrower, its successors and assigns, to and upon whom this Loan Instrument shall extend and be binding.

6. This Loan Instrument constitutes the entire agreement between the parties with respect to the matters covered hereby and supersedes any other prior agreements or representations.

7. The Borrower shall from time to time at its own expense promptly execute and deliver or cause to be executed and delivered to the Lender all such other and further documents, agreements

and instruments which may be requested by the Lender if necessary or desirable to more fully record or evidence the obligations intended to be entered into herein.

8. This Loan Instrument may be executed in counterparts, each of which shall be deemed to be an original agreement and all of which shall constitute one agreement. All counterparts shall be construed together and shall constitute one and the same agreement.

9. This Loan Instrument is governed by the laws of the Province of Ontario, Canada and is subject to the jurisdiction of the courts of the Province of Ontario, Canada.

Signed on the Effective Date:

AlphaNorth Asset Management	Security Devices International Inc.
Company	Company
[signature]	Allen Ezer [signature]
Name / Signature	Name / Signature